         As filed with the Securities and Exchange Commission on August 21, 1998
                                                 Registration No. 333-__________

================================================================================



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                     -------------------------------------


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                     -------------------------------------


                              ECHELON CORPORATION
            (Exact name of Registrant as specified in its charter)

        DELAWARE                                       77-0203595
        --------                                       ----------
(State of incorporation)                   (I.R.S. Employer Identification No.)

                              4015 Miranda Avenue
                          Palo Alto, California 94304
         (Address, including zip code, of principal executive offices)

                   ----------------------------------------

                            1988 STOCK OPTION PLAN
                                1997 STOCK PLAN
                           1998 DIRECTOR OPTION PLAN
                          (Full Titles of the Plans)

                     -------------------------------------

                               M. Kenneth Oshman
                       Chairman of the Board, President
                          and Chief Executive Officer
                              Echelon Corporation
                              4015 Miranda Avenue
                          Palo Alto, California 94304
                    (Name and address of agent for service)

                                (650) 855-7400
         (Telephone number, including area code, of agent for service)

                     -------------------------------------


                                  Copies to:
                            LARRY W. SONSINI, ESQ.
                              JOHN V. ROOS, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           Professional Corporation
                              650 Page Mill Road
                          Palo Alto, California 94304



===============================================================================







                        CALCULATION OF REGISTRATION FEE

Title of             Amount           Proposed              Proposed         Amount of
Securities to         to be       Maximum Offering     Maximum Aggregate    Registration
be Registered     Registered(1)  Price Per Share(2)    Offering Price(2)        Fee
-----------------------------------------------------------------------------------------
Common Stock,
$.01 par value      7,906,804          $3.7644           $29,764,429.42      $8,780.51

=========================================================================================

(1) Includes 1,775,641 shares to be registered under the 1988 Stock Option Plan (the "1988 Plan"), 5,831,163 shares to be registered under the 1997 Stock Plan (the "1997 Plan"), and 300,000 shares to be registered under the 1998 Director Option Plan (the "Director Plan").

(2) The Proposed Maximum Offering Price Per Share was estimated in part pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), and in part pursuant to Rule 457(c) under the Securities Act. With respect to (i) 1,775,641 shares which are subject to outstanding options to purchase Common Stock under the 1988 Plan, (ii) 2,706,438 shares which are subject to outstanding options to purchase Common Stock under the 1997 Plan, and (iii) 60,000 shares which are subject to outstanding options to purchase Common Stock under the Director Plan, the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h) under which Rule the per share price of options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options. The weighted average exercise price of the 1,775,641 shares subject to outstanding options under the 1988 Plan is $1.24. The weighted average exercise price of the 2,706,438 shares subject to outstanding options under the 1997 Plan is $3.23. The weighted average exercise price of the 60,000 shares subject to outstanding options under the Director
     Plan is $7.00. With respect to 3,124,725 shares of Common Stock available for future grant under the 1997 Plan, and (ii) 240,000 shares of Common Stock available for future grant under the Director Plan, the estimated Proposed Maximum Offering Price Per Share was estimated pursuant to
     Rule 457(c) whereby the per share price was determined by reference to the average between the high and low price reported in the Nasdaq National Market on August 19, 1998, which average was $5.46875. The number referenced above in the table entitled "Proposed Maximum Offering Price per Share" represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(h) and 457(c).

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     (a) The Registrant's Registration Statement on Form S-1 (File No. 333-55719) and amendments thereto, including the Prospectus dated July 27, 1998, filed for the purpose of registering certain shares of the Registrant's Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the Registrant's initial public offering.

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998 filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     (c) The description of the Registrant's Common Stock to be offered hereby is contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 2, 1998 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

     Certain legal matters with respect to the legality of the issuance of the shares of Common Stock registered hereby will be passed upon for the Company by Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), Palo Alto, California. Messrs. Larry W. Sonsini and John V. Roos, who are members of WSGR, own 2,500 and 5,000 shares, respectively, of Common Stock. In addition, 60,000 shares of Common Stock are held by partnership investment accounts of WSGR, in which Messrs. Sonsini and Roos are participants. In addition, Mr. Sonsini holds options to purchase 20,000 shares of Common Stock. Upon exercise of such options, 10% of the shares shall be issued to Mr. Sonsini and 90% of the shares shall be issued to the applicable partnership investment account of WSGR, in which Mr. Sonsini and Mr. Roos are participants.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

     As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and executive officers and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including in those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law; (iii) the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit; (iv) the rights conferred in the Bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, executive officers and employees; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, executive officers and employees.

     The Registrant's policy is to enter into indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and Bylaws, as well as certain additional procedural protections. In addition, such indemnity agreements provide that directors and executive officers will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorney's fees) and settlement amounts paid or incurred by them in any action or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors or executive officers of the Registrant or as directors or officers of any other Company or enterprise when they are serving in such capacities at the request of the Registrant. The Company will not be obligated pursuant to the indemnity agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, except with respect to proceedings specifically authorized by the Board of Directors or brought to enforce a right to indemnification under the indemnity agreement, the Company's Bylaws or any statute or law. Under the agreements, the Company is not obligated to indemnify the indemnified party (i) for any expenses incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret the agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; (ii) for any amounts paid in settlement of a proceeding unless the Company consents to such settlement; (iii) with respect to any proceeding brought by the Company against the indemnified party for willful misconduct, unless a court determines that each of such claims was not made in good faith or was frivolous; (iv) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act and related laws; (v) on account of the indemnified party's conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct or a knowing violation of the law; (vi) on account of any conduct from which the indemnified party derived an improper personal benefit; (vii) on account of conduct the indemnified party believed to be contrary to the best interests of the Company or its stockholders; (viii) on account of conduct that constituted a breach of the indemnified party's duty of loyalty to the Company or its stockholders; or (ix) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

     The indemnification provision in the Bylaws and the indemnification agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

     Not applicable.

ITEM 8.  EXHIBITS.
         --------

          Exhibit
          Number
          ------

          10.1*         1988 Stock Option Plan and forms of related agreements.
          10.2**        1997 Stock Plan and forms of related agreements.
          10.3*         1998 Director Option Plan.
           5.1          Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as
                        to legality of securities being registered.
          23.1          Consent of Arthur Andersen LLP, Independent Public
                        Accountants.
          23.2          Consent of Counsel (contained in Exhibit 5.1).
          24.1          Power of Attorney (see Page II-5).
___________

* Incorporated by reference to the exhibit filed with the Registrant's registration statement on Form S-1 (File No. 333-55719) filed with the Securities and Exchange Commission on June 1, 1998.

** Incorporated by reference to the exhibit filed with Amendment No. 2 to the Registrant's registration statement on Form S-1 (File No. 333-55719) filed with the Securities and Exchange Commission on July 9, 1998.

ITEM 9.  UNDERTAKINGS.
         ------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on August 21, 1998.


                                    ECHELON CORPORATION


                                    By: /s/ M. Kenneth Oshman
                                        --------------------------------------
                                        M. Kenneth Oshman, Chairman of the
                                        Board, President and Chief Executive
                                        Officer


                               POWER OF ATTORNEY
                               -----------------


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M. Kenneth Oshman and Oliver R. Stanfield, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                         TITLE                                        DATE
              ---------                         -----                                        ----

/s/ M. Kenneth Oshman                   Chairman of the Board, President,               August 21, 1998
-------------------------------         and Chief Executive Officer
(M. Kenneth Oshman)                     (Principal Executive Officer)

/s/ Oliver R. Stanfield                 Vice President of Finance and Chief             August 21, 1998
-------------------------------         Financial Officer (Principal Financial
(Oliver R. Stanfield)                   Officer and Principal Accounting Officer)

/s/ Armas Clifford Markkula, Jr.        Vice Chairman                                   August 21, 1998
--------------------------------
(Armas Clifford Markkula, Jr.)

/s/ Bertrand Cambou                     Director                                        August 21, 1998
-------------------------------
(Bertrand Cambou)

/s/ Robert R. Maxfield                  Director                                        August 21, 1998
-------------------------------
(Robert R. Maxfield)

/s/ Richard M. Moley                    Director                                        August 21, 1998
-------------------------------
(Richard M. Moley)

/s/ Arthur Rock                         Director                                        August 21, 1998
-------------------------------
(Arthur Rock)

/s/ Larry W. Sonsini                    Director                                        August 21, 1998
-------------------------------
(Larry W. Sonsini)


                              ECHELON CORPORATION

                      REGISTRATION STATEMENT ON FORM S-8
                      ----------------------------------

                               INDEX TO EXHIBITS


Exhibit
Number                               Description
-------         ----------------------------------------------------------------

  10.1*         1988 Stock Option Plan and forms of related agreements.

  10.2**        1997 Stock Plan and forms of related agreements.

  10.3*         1998 Director Option Plan.

   5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to legality of securities being registered.

  23.1          Consent Arthur Andersen LLP, Independent Public Accountants.

  23.2          Consent of Counsel (contained in Exhibit 5.1).

  24.1          Power of Attorney (see Page II-5).

___________

* Incorporated by reference to the exhibit filed with the Registrant's registration statement on Form S-1 (File No. 333-55719) filed with the Securities and Exchange Commission on June 1, 1998.

** Incorporated by reference to the exhibit filed with Amendment No. 2 to the Registrant's registration statement on Form S-1 (File No. 333-55719) filed with the Securities and Exchange Commission on July 9, 1998.